EX-10.16
                           EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 1, 2002 (the "Effective Date"), by and between 5G Wireless Communications, Inc. (the "Employer"), and Brian Corty ("Employee").

     TERM of this Agreement is 36 months from the "Effective Date". Thirty days prior to expiration of this Agreement, Employee and Employer will enter into negotiations to re-evaluation, terminate or extend contract.

     WHEREAS, Employee has advised Employer of his willingness to act in a fulltime capacity as its Chief Technical Officer as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

SECTION 1:  Employment.  Employer hereby employs Employee and
Employee hereby accepts this employment and agrees to exercise and perform faithfully, exclusively and to the best of his ability on behalf of Employer the powers and duties customarily exercised and performed by a President on the terms and conditions set forth herein. Employee acknowledges and agrees that he is hereby also making a moral commitment to honor this Agreement, and to provide Employee with the authority necessary to fulfill his responsibilities and to direct the affairs of Employer in a manner which is consistent with safe and sound banking practices and in compliance with all applicable laws and regulations.

SECTION 2:  Employee's Service and Duties.

     During the term hereof, Employee shall:

     (a) Observe and conform to the policies and directions promulgated by Employer's Board of Directors;

     (b) Assume and perform those duties customarily performed by the Chief Technical Officer as imposed by the Bylaws of Employer; and

     (c) Serve as a full-time employee, and devote his best efforts, ability and attention to the business of Employer during the term of this Agreement.

The precise services to be performed by Employee may be extended, modified or curtailed, from time to time, at the discretion of the Board of Directors of Employer, provided such services shall at all times be of the nature customarily performed by the Chief Technical Officer of a Corporation.

     Employee represents and warrants to Employer that (i) employee understands and voluntarily agrees to the provisions of this Agreement, (ii) Employee has been advised by competent legal counsel in connection with the negotiation and execution of this Agreement,
(iii) Employee is free to enter into this Agreement and has no commitment, arrangement or understanding to or with any third party which restrains or is in the conflict with this Agreement or which would operate to prevent Employee from performing the services to the Employer which Employee has agreed to provide hereunder. Employee agrees to indemnify and hold Employer harmless form and against any and all liabilities or claims, including costs, expenses and reasonable attorney's fees, arising to of any act or acts by Employee which, the foregoing representations and warranties to the contrary notwithstanding, shall be in violation of or shall constitute a breach of any such commitment, arrangement or understanding.

SECTION 3:  Compensation and Other Benefits.   As compensation
in full for the services to be rendered by Employee hereunder, Employer shall pay and Employee shall accept the following compensation and benefits.

     3.1 Base Salary. Employer shall pay to the employee a salary of $10,000 per month commencing as the Effective Date, payable in two monthly installments on the 1st and 15th of each month. The salary will be increased to $14,000 in year two and $18,000 in year three. The Board of Directors shall review Employee's base salary annually and may, in its sole discretion, grant such increases as it may deem appropriate. The Employer may withhold from Employee's compensation, and pay to appropriate authorities, any amount which it determines in good faith may be subject to Federal or state withholding obligations.

     3.2 Additional Benefits. During the term of Employee's employment under the Agreement, Employee shall be entitled to receive such other benefits of employment as are made available to other employees of Employer such as life, health, dental, vision and accident insurance on Employee in the form, kind and amount made available under group insurance coverage to employees of Employer and their dependant's, as well as stock options.

     3.3 Expense Reimbursement. The Employee shall be entitled to reimbursement of expenses incurred by Employee in the performance of duties, subject to presenting of appropriate vouchers in accordance with Employer's policy.

     3.4 Disability. If the Employee has been disabled for a period of at least 6 months during which period Employee was disabled for 180 consecutive days, the Employer may elect, upon notice to the Employee, to pay the Employee 1/3 of the compensation the Employee would otherwise be entitled. Disability shall mean the Employee's inability, due to sickness or injury, to perform effectively the job duties hereunder.

     3.5 Vacation. Employee shall be entitled to an annual vacation according to the Employer's personnel policy of four (4) weeks per year without reduction in salary. Employee shall not utilize more than two consecutive weeks of vacation at a time without approval of Employer's Board of Directors. Employee shall also be entitled to all paid holidays provided to Employer's senior officers; in addition this vacation time may be accrued at the Employee's discretion.

     3.6 Incentive Program For each fiscal year during the Employment Period, Executive shall be eligible for an incentive bonus in the Company's sole discretion. For each full fiscal year of employment, Executive shall be eligible for an incentive bonus of up to eighty (80%) of his annual base salary and his performance objectives shall be set such that 100% completion of his objectives shall entitle him to at least seventy-five percent (75%) of the bonus (or sixty percent (60%) of his annual base salary) ("the Target Bonus"). During the first year of employment, Executive shall be eligible for a pro rata portion of the incentive bonus. The bonus amount will be based on the following factors: (1) the financial performance of the Company as determined and measured by the Company's Board of Directors, and (2) Executive's achievement of management targets and goals as set by the Company. The bonus amount is intended to reward contribution to the Company's performance over an entire fiscal year, and on the basis of continuing, cumulative contribution, and consequently will be paid only if Executive is employed and in good standing at the time of bonus payments, which generally occurs within 45 days after the close of the Company's fiscal year. Bonus determinations will be made in the Company's sole discretion.

     3.7 Deductions The Company shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable Federal, State and Local income and employment withholding taxes and any other amounts required or authorized by Executive to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

     3.8 Insurance Executive shall, throughout the Employment Period, be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other Executive perquisites which are made available to the Company's Executives and for which Executive qualifies.

SECTION 4:  Termination of Employment

     Termination by Employer Without Cause. Employer, by vote or written approval of the Board of Directors duly taken in accordance with law and Employer's Bylaws, may terminate this Agreement and Employee's rights hereunder, without cause or any reason whatsoever.
Upon termination, payment to Employee of the sum of the remaining contract obligation term as stated herein will be paid in full to Employee.

SECTION 5:  Nondisclosure Covenants.

     5.1 As a significant inducement to Employer to employ Employee and to perform its obligations under this Agreement, Employee hereby agrees that he will not, directly or indirectly, during the term of this Agreement and for the period set forth in section 5.2 below, own an interest in or be employed by, act as a consultant to, or otherwise participate, associate, or engage in, an entity, organization, or business venture of any kind other than services to public and private sector communication systems operators, or high-speed mobile wireless data access to corporate networks and the Internet using wireless modems (other than the de minimis ownership amounts permitted pursuant to Section 2.3 hereof). Without limiting the foregoing, Employee also agrees that he will not, while employed by Employer to terminate or modify such relationship to Employer's detriment or to form a relationship with any other person or entity other than the Employer, call on or otherwise solicit business from any of the customers of Employer which, at the time of termination of his employment, were listed (or ought to have been listed) in the Employer's records, in respect of any service or product that competes directly or indirectly with any service or product provided or marketed by or actually under development or active consideration by Employer at the time of Employee's termination.

     5.2 Employee agrees that if his employment terminates for any reason, including Employee's voluntary resignation, the obligation of Employee under Section 5.1 shall hereby terminate after termination of employment.

     5.3 All trade secrets and other confidential and/or proprietary information concerning but not limited to financial information, sales, pricing, marketing techniques, customer and broker lists, strategic planning, systems, methods, processes, unique information which give Employer the opportunity to obtain an advantage over competitors (collectively referred to herein as "Trade Secrets") related to Employer's business are and shall remain the property of Employer, and Employer is entitled to any such information in Employee's possession, and any and all copies or transcriptions thereof at any time, upon request. Further, any such information shall remain confidential. Except as may be required by Employer in the course of employment, Employee will not disclose, either during or after employment, reason or purpose whatsoever, nor shall Employee make use of any Employer's trade secrets for his or her own purposes or for the benefit of any other person, firm, corporation or entity or to the detriment of Employer. Employee will safeguard Employer's trade secrets at all times so they are not exposed to or taken by unauthorized persons and will exercise best efforts to assure their safe keeping and confidentiality.

     5.4 The right, title and interest in and to all inventions after the "Effective Date", ideas, disclosures and improvements, whether patented or un-patented, and any copyrightable material, made or conceived by Employee, either alone or with others, at any time either within or outside of normal working hours, during Employee's employment by Employer, which relate to methods, apparatus, designs, products, processes or devices, which otherwise relate to or pertain to the business, functions or operations of Employer or which arise from Employee's efforts during the course of Employee's employment with Employer, shall be and remain the property of Employer. Employee agrees to disclose to Employer in such form as Employer may request all information, details and data pertinent to any such invention, ideas, disclosures and improvements and to execute and deliver to Employer such documents and perform such other acts as Employer deems necessary to protect such information, including executing such papers and documents as may be necessary to permit Employer to file and prosecute applicable patent applications and, as to copyrightable material, obtain copyright thereof. All items mentioned in this section that have been personally developed by Employee will be submitted in writing and attached hereto and held excluded from this Agreement.

     5.5 By execution of this Agreement, Employee agrees that the remedy at law for any breach of foregoing covenants would not be adequate for the protection of Employer, and that upon any breach thereof by Employee, Employer will be entitled to seek injunctive relief to prevent or curtail such a breach without necessity of a bond. Such injunctive relief shall be in addition to and not in place of any other remedies available at law or equity. Employee acknowledges that the provisions of this Section 5 and the covenants contained herein have been agreed upon after specific negotiation between Employer and Employee and are reasonable, and Employee is cable of gainful employment without breaching such covenants.
However, if at any time of enforcement of this Section 5, a court shall hold that duration, scope, area, or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area, or other restrictions reasonable under such circumstances shall be substituted for the stated unreasonable duration, scope, area, or other restrictions.

SECTION 6: Entire Agreement. This Agreement contains the entire Agreement between the parties with respect to the Employment of Employee by Employer, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

SECTION 7: Waiver of Breach. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to effect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

SECTION 8: Notice. Any written notice to be given to Employee by Employer may be given either by personal delivery to Employee, or by mail, registered or certified, postage prepaid and return receipt requested, addressed to Employee at his then current residence. Any written notice to be given to Employer by Employee shall be given either by personal delivery to the Chairman of the Board of Directors of Employer, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to the Chairman of the Board of Directors of Employer at the administrative offices of Employer.

SECTION 9: Assignment. This Agreement shall be binding upon and inure to the benefit of Employer, its successors and assignees.
Employee may not assign all or any part of his interest under this Agreement without the prior written consent of Employer.

SECTION 10: Arbitration and Attorney's Fees. Any controversy or claim arising out of or relating to this Agreement shall be subject to arbitration in Boise, Idaho, pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered by the court having jurisdiction. The prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees shall be set by the arbitrator and shall be in addition to any other relief that may be awarded.

SECTION 11: Governing Law and Venue. This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Executive with respect to the terms and conditions of Executive's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Executive and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the Executive's employment with the Company are terminated and cancelled in their entirety and are of no further force or effect.

     The provisions of this Agreement will be construed and interpreted under the laws of the State of California. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

SECTION 12: Captions and Section Headings. Captions and section headings used herein are for convenience only and are not part of this Agreement and shall not be used in construing its provisions.

SECTION 13: Severability. Should any part of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement has been executed with the invalid provisions eliminated.

SECTION 14: Receipt of Agreement. Each of the parties hereto acknowledges that he or it has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy hereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

SECTION 15:  Change of Control For purposes of this Agreement
"Change In Control" shall mean any of the following transactions effecting a change in ownership or control of the Company:

     15.1 a merger, consolidation or reorganization approved by the Company's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

     15.2 any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

     This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

EMPLOYER:

5G Wireless Communications, Inc.


By: /s/  Don Boudewyn
Don Boudewyn, Assistant Secretary


/s/  Brian Corty
Brian Corty